Exhibit 99.2

Diamond Offshore Drilling, Inc. Rig Status Report February 11, 2019 Updated information noted in bold print

RECENT COMMITMENTS (See Body of Report For Contract Details)

Ocean Apex

Ocean Monarch

Ocean Onyx

Ocean Valiant

	Water Depth¹		Year			Contract Dayrate	Estimated	Estimated		Downtime[4]
Rig Name	(feet)	Type[2]	Built[3]	Location	Operator	(USD)	Start Date	End Date	Status	1Q19 E	Comments
									Totals:	63

Gulf of Mexico
Ocean BlackHawk	12,000	DS 15K DP	2014	US GOM	Anadarko	495,000	mid Jun 2014	mid Apr 2020		32	Special Survey & upgrades at zero rate planned for Mar 19 - Jun 19
						Undisclosed	mid Apr 2020	mid Apr 2021	1-year extension + option		Revenue recognition in the low $400’s from Jun 18 - Apr 21
Ocean BlackHornet	12,000	DS 15K DP	2014	US GOM	Anadarko	495,000	mid Apr 2015	Jun 2019		1	Special Survey & upgrades at zero rate planned for 2H 2019
				Global	BP	Undisclosed	1Q 2020	1Q 2022	2-year term + 2 x 1 year options
Ocean BlackRhino	12,000	DS 15K DP	2014	US GOM	Hess	400,000	mid Feb 2017	early May 2020	3-year term	1	Special Survey at zero rate planned for 2H 2019
Ocean BlackLion	12,000	DS 15K DP	2015	US GOM	Hess	400,000	mid Feb 2016	late Feb 2020	4-year term	18
Rig TBD	12,000	DS 15K DP		Global	BP	Undisclosed	2Q 2020	2Q 2022	2-year term + 2 x 1 year options

North Sea / Mediterranean / W. Africa
Ocean Patriot	3,000	SS 15K	1983	UK	Apache	Undisclosed	early Jun 2018	early Jun 2020	2-year term + options
Ocean Valiant	5,500	SS 15K	1988	UK	Total	Undisclosed	early Nov 2016	late Dec 2019	Well based contract	3
					Shell	Undisclosed	late Dec 2019	late Mar 2021	Well based contract
Ocean Endeavor	10,000	SS 15K	2007	UK	Shell	Undisclosed	early May 2019	early May 2021	12 wells + 2 option wells		Undergoing Reactivated
Ocean GreatWhite	10,000	SS 15K DP	2016	UK	Siccar Point	Undisclosed	early Mar 2019	mid Jul 2019	3 wells

Australasia
Ocean Apex	6,000	SS 15K	2014	Australia	Woodside	Undisclosed	early May 2019	late Jul 2019	2 wells
				Australia	Shell	Undisclosed	early Aug 2019	early Oct 2019	1 well
				Australia	Woodside	Undisclosed	early Jan 2020	late Sep 2020	4 wells
Ocean Onyx	6,000	SS 15K	2014	Australia	Beach	Undisclosed	early Jan 2020	late Dec 2020	6 Wells + 5 option wells		Undergoing Upgraded and Reactivated in Singapore
Ocean Monarch	10,000	SS 15K	2008	Australia	Exxon / Cooper	Undisclosed	mid Feb 2019	late Jun 2019	5 wells + 1 option well
				Myanmar	Posco Daewoo	Undisclosed	early Nov 2019	mid Mar 2021	7 wells + 5 option wells

South America
Ocean Courage	10,000	SS 15K DP	2009	Brazil	Petrobras	380,000	late Feb 2018	late Jul 2020	Term extension	7	Special Survey at zero rate planned for Apr 19 - May 19
Ocean Valor	10,000	SS 15K DP	2009	Brazil	Petrobras	289,000	mid Nov 2018	mid Nov 2020	2-year term extension	1	~$40MM retroactive credit to be amortized over 2 year extension

Stacked
Ocean Guardian	1,500	SS 15K	1985	UK	—	—	—	—	Stacked
Ocean America	5,500	SS 15K	1988	Malaysia	—	—	—	—	Stacked
Ocean Rover	8,000	SS 15K	2003	Malaysia	—	—	—	—	Stacked
Ocean Confidence	10,000	SS 15K DP	2001	Canary Islands	—	—	—	—	Stacked

NOTES

(1) Water Depth refers to the rig’s rated operating water depth capability. Often, rigs are capable of drilling or have drilled in greater water depths.

(2) Rig Type and Capabilities:

SS=Semisubmersible; DS=Drillship; 15K=15,000 PSI Well-Control System; DP=Dynamically Positioned Rig

(3) Year Built represents when rig was built and originally placed in service or year redelivered with significant enhancements that enabled the rig to be classified within a different floater category than when originally constructed.

(4) Downtime only includes downtime periods that as of this report date are experienced, or have been planned and estimable and/or do not necessarily reflect actual downtime experienced. Additional downtime may be experienced in the form of possible mobes for new jobs not yet contracted, possible acceptance testing at new jobs, and unplanned maintenance and repairs. Survey start times may also be accelerated or delayed for various reasons.

General Notes

Rig utilization: Can be adversely impacted by additional downtime due to unscheduled repairs and maintenance, and other factors.

Options: should be assumed to be unpriced unless otherwise indicated.

Dayrates: exclude amortized revenue related to amounts earned for certain activities, such as mobe, demobe, contract preparation, etc.

Survey Costs: During surveys, normal operating expense will be incurred, plus additional costs.

US GOM: U.S. Gulf of Mexico

Please refer to accompanying disclaimer as well as Diamond Offshore’s 10-K and 10-Q filings with the SEC.	Page 1 of 2

Diamond Offshore Drilling, Inc. Rig Status Report

Statements contained in this report that are not historical facts are “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements are inherently uncertain and subject to a variety of assumptions, risks and uncertainties that could cause actual results to differ materially from those anticipated or expected by management of the Company. A discussion of the important risk factors and other considerations that could materially impact these matters as well as the Company’s overall business and financial performance can be found in the Company’s reports filed with the Securities and Exchange Commission, and readers of this report are urged to review those reports carefully when considering these forward-looking statements. Copies of these reports are available through the Company’s website at www.diamondoffshore.com. These risk factors include, among others, risks associated with worldwide demand for drilling services, level of activity in the oil and gas industry, renewing or replacing expired or terminated contracts, contract cancellations and terminations, maintenance and realization of backlog, competition and industry fleet capacity, impairments and retirements, operating risks, changes in tax laws and rates, regulatory initiatives and compliance with governmental regulations, construction of new builds, casualty losses, and various other factors, many of which are beyond the Company’s control. Given these risk factors, investors and analysts should not place undue reliance on forward-looking statements. Each forward-looking statement speaks only as of the date of this report. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any forward-looking statement is based.